UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2015

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4890 West Kennedy Blvd.

Suite 650

Tampa, Florida 33609

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On August 26, 2015, Carter Validus Mission Critical REIT, Inc. (the “Company”) entered into an indemnification agreement (an “Indemnification Agreement”) with each of its current directors and executive officers (each, an “Indemnitee”). Each Indemnification Agreement obligates the Company to indemnify the respective Indemnitee to the maximum extent permitted by Maryland law against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the Indemnitee or on his or her respective behalf in connection with a proceeding. Each Indemnitee is not entitled to indemnification if it is established that one of the exceptions to indemnification under Maryland law, as set forth in each Indemnification Agreement, exists.

In addition, each Indemnification Agreement requires the Company to advance reasonable expenses incurred by or on behalf of the respective Indemnitee within ten days of the receipt by the Company of a statement from the Indemnitee requesting the advance. Each Indemnification Agreement also provides for procedures for the determination of entitlement to indemnification.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Indemnification Agreement, a copy of which is attached as Exhibit 10.1 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: August 26, 2015	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer